UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2014

LSI CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	1-10317	94-2712976
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1320 Ridder Park Drive, San Jose, California		95131
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 433-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 – Submission of Matters to a Vote of Security Holders.

LSI Corporation (the “Company”) held a Special Meeting of Stockholders on April 9, 2014 (the “Special Meeting”). The final voting results on each of the matters submitted to a vote of the Company’s stockholders at the Special Meeting are set forth below. Each of the proposals was approved by the Company's stockholders. Each proposal is described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on March 11, 2014. For each of the proposals below, a quorum was present.

Proposal 1: The vote on the proposal to adopt the Agreement and Plan of Merger, dated as of December 15, 2013, as it may be amended from time to time, by and among the Company, Avago Technologies Limited (“Avago”), a limited company organized under the laws of the Republic of Singapore, Avago Technologies Wireless (U.S.A.) Manufacturing Inc. (“Avago USA”), a Delaware corporation and Leopold Merger Sub, Inc. (“Merger Sub”), a Delaware corporation  (the “Merger Agreement”), was as follows:

For	Against	Abstain
361,628,131	3,185,010	2,696,467

Proposal 2: The vote on the proposal to approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the proposal to adopt the Merger Agreement, was as follows:

For	Against	Abstain
336,392,829	30,584,847	531,932

Proposal 3: The vote on the proposal to approve on an advisory (non-binding) basis, specified compensation that may become payable to the named executive officers of the Company in connection with the merger, was as follows:

For	Against	Abstain
343,241,523	11,230,958	13,037,127

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LSI Corporation

Date: April 11, 2014	By:	Bryon Look
Bryon Look Executive Vice President, Chief Financial Officer and Chief Administrative Officer